EXHIBIT 32
Certification by the Chief Executive Officer and Principal Financial Officer
Relating to a Periodic Report Containing Financial Statements
I, Hugh J. Gallagher, Chief Executive Officer, and I, Ted J. Jastrzebski, Principal Financial Officer, of AmeriGas Propane, Inc., a Pennsylvania corporation, the General Partner of AmeriGas Partners, L.P. (the “Company”), hereby certify that to our knowledge:

(1)
The Company’s annual report on Form 10-K for the period ended September 30, 2018 (the “Form 10-K”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
* * *

CHIEF EXECUTIVE OFFICER		PRINCIPAL FINANCIAL OFFICER

/s/ Hugh J. Gallagher		/s/ Ted J. Jastrzebski
Hugh J. Gallagher		Ted J. Jastrzebski

Date:	November 20, 2018	Date:	November 20, 2018